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                                                                   EXHIBIT 10.13
                                                                   -------------

                         REVISED EMPLOYMENT AGREEMENT
                         ----------------------------
                                  (EXECUTIVE)


          THIS AGREEMENT (the "Agreement"), made as of the Effective Date (as defined below) between BOB L. GADDY ("Executive"), PACE INDUSTRIES, INC., an Arkansas corporation (the "Company") and LEGGETT & PLATT, INCORPORATED, a Missouri corporation ("L&P").

W I T N E S S E T H:

          WHEREAS, the Company and L&P wish to obtain the services of the Executive as an Executive of the Company and L&P; and

          WHEREAS, the Executive is willing, upon the terms and conditions herein set forth, to serve as Executive of the Company, L&P and their subsidiaries; and

          WHEREAS, this Agreement constitutes an amendment and restatement of the employment agreement between the Executive and the Company in force immediately prior to the Effective Date (the "former Employment Agreement");

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

          1.  NATURE OF EMPLOYMENT
              --------------------

              The Company and L&P hereby agree to employ Executive, and Executive agrees to serve the Company and L&P, for the Term of Employment as defined in Section 3, in the capacity of Senior Vice President of L&P, Chairman and Chief Executive Officer-Aluminum Group of L&P and Chairman of the Board and Chief Executive Officer of the Company, and to undertake all duties consistent with these positions. However, the Board of Directors of L&P may from time to time during the term hereof elect to have the Executive serve in an additional capacity at L&P at the Senior Vice President level or above and upon any such election, Executive shall so serve. The Executive's employment under this Agreement will be carried out at the Company's executive offices located in Fayetteville, Arkansas. The Executive, L&P and the Company acknowledge that the Executive's employment may require substantial domestic and international travel from time to time.

          2.  EXTENT OF EMPLOYMENT
              --------------------

              (a) Reporting Relationship. During the Term of Employment, the Executive shall serve the Company and L&P faithfully and to the best of his ability. The Executive shall report to Mr. Felix E. Wright (currently the President and Chief Operating Officer of L&P) as long as Mr. Wright is employed by L&P or his successor.

              (b) No Services to Others. During the Term of Employment, the Executive shall devote substantially all of his business time, energy and skill to such employment, and he will not,
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directly or indirectly, engage or participate in, or become employed by, or render advisory or other services to, any business entity including any entity which deals in any way with the Company or L&P, except for entities which are affiliated with the Company. The foregoing notwithstanding, this Agreement shall not be construed as preventing the Executive from investing his personal assets in any business entity which does not compete with the Company or L&P in such form or manner as will not require any substantial services on the part of the Executive in the operation or the affairs of such business entity.

          (c) Policies and Procedures. Executive shall observe and abide by policies and decisions of the Company and L&P in all business matters. Executive acknowledges receipt of the current Business Conduct Policy applicable to employees of L&P and its subsidiaries and shall abide by the terms of the same as revised or supplemented from time to time. Executive also acknowledges receipt of the Employee Invention and Confidentiality Agreement last revised 9/94, applicable to employees of L&P and its subsidiaries, and agrees to abide by the terms thereof and herewith delivers one signed original thereof to the Company and L&P.

      3.  TERM OF EMPLOYMENT
          ------------------

          (a) Duration. "Term of Employment" shall commence on the date the Company becomes an indirect subsidiary of L&P (the "Effective Date") and shall continue for a term of seven (7) years; provided, however, that should the Executive's employment by the Company be earlier terminated, as hereinafter set forth in this Section, the Term of Employment shall end on the date of such earlier termination.

          (b) Early Termination. The Term of Employment shall be earlier terminated: (i) upon the death of Executive; (ii) in the event that because of any disability the Executive is unable to perform, and does not perform for a continuous period of six (6) months substantially all of his duties hereunder ("Disabled" or "Disability"); (iii) by the Company and L&P for Cause (as such term is herein defined) as determined in the good faith determination of the Board of Directors of the Company and L&P (the "Board"), by delivery to the Executive of a written notice specifying such termination and the reasons therefore, or (iv) by the Company and L&P without Cause for any reason they deem appropriate or for no reason.

          (c) For Cause. For the purposes of this Section 3, "Cause" shall mean
(i) willful breach by the Executive of a material provision of this Agreement,
(ii) willful neglect to perform his duties hereunder, (iii) conviction of a felony, (iv) an act or acts of dishonesty intended to result directly or indirectly in the Executive's gain or personal enrichment at the expense of the Company or L&P or any affiliate, or (v) the violation by the Executive of any covenant not to compete delivered to the Company or L&P or any affiliate on the date hereof; provided, however, that no discharge shall be deemed to constitute Cause under subsection (ii) above, unless the Executive first receives written notice from the Company and L&P advising the Executive of the specific acts or omissions alleged to constitute a willful neglect to perform his duties and such failure continues after the Executive has had a reasonable opportunity to correct the acts or omissions so complained of.

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          (d) Without Cause. If the Company and L&P terminate the Executive's employment under Section 3(b)(iv) (i.e. without Cause) all obligations of the Company, L&P and the Executive will terminate except that the Company and L&P shall for the duration of the "Compensation Period" (as hereinafter defined) (i) continue to make payments of all salary and bonuses referred to in Section 4(a) and 4(b) as though Executive's employment had not been terminated, and (ii) the Executive may continue to participate in all plans (including stock option plans) and programs of the Company and L&P in which the Executive participated at the time of such termination to the extent that such continued participation is possible under the general terms and provisions of such plans and programs.

              The term "Compensation Period" means the seven (7) year Term of Employment contemplated by this Agreement provided, however, such Compensation Period shall immediately terminate upon the occurrence of any of the following:

              (i)   The Executive's death;

              (ii)  The Executive's becoming and remaining Disabled for the six
                    (6) month period referenced in Section 3(b)(ii); or

              (iii) The Executive's failure to comply with Section 7.

              If the Executive obtains other employment while payments or benefits are being made or provided under this Section, the Company and L&P will be entitled to offset against the amounts or benefits payable under this Section to Executive the amount of payments or benefits which the Executive receives or has a right to receive in connection with such other employment.

          Except as provided in this Section, the Executive will not have any rights or claims against the Company for termination without Cause.

     4.   COMPENSATION
          ------------

          (a) Salary. During the Term of Employment, the Company or L&P shall pay to the Executive as total compensation for his services hereunder, in at least monthly installments, a salary at the rate per year set forth at the end of this Agreement during each year of the Term of Employment.

              On or before April 1, 1997 and on or before April 1 of each succeeding year during the Term of Employment, the Compensation Committee of L&P shall appraise the Executive's performance during the previous calendar year, taking into account such factors as it deems appropriate. As a result of such appraisal, the then annual salary of the Executive shall be increased (but may not be decreased) by such amount as the Compensation Committee of L&P determines is fair, just and equitable; provided, however, the percentage increase in the Executive's salary shall always be at least equal to the average percentage increase then provided for in L&P's

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merit budget for salaried employees.

          (b) Bonuses. Executive shall be entitled to earn an incentive bonus of up to 33% of Executives' annual salary as of year-end. Such bonus will be calculated and paid in accordance with L&P's Key Management Incentive Compensation Plan. Executive's bonus for 1996 will be prorated from the date hereof.

              In addition, Executive shall be entitled to participate in and earn bonuses pursuant to the Company's Revised and Restated Employee Incentive Compensation Plan (the "Pace Incentive Plan") of even date.

              The Executive's allocation in the Bonus Pool under the Pace Incentive Plan for each Plan Year in which he is an Employee shall be twenty-five percent (25%) (the "Executive's Allocation"), unless Executive and the Plan Executive shall agree otherwise or as is equitable due to the operation of
Section 3(E) of the Pace Incentive Plan.

              If during a particular Plan Year Executive is no longer employed by the Company or L&P by reason of death Executive's estate shall receive a pro rata portion of the Executive's Allocation for that Plan Year based on the number of days (assuming a three hundred sixty-five (365) day year) that Executive was employed during such particular Plan Year. The terms "Plan Year," "Bonus Pool," "Employee" and "Plan Executive" as used in this and the preceding paragraph have the meaning assigned to them in the Pace Incentive Plan.

          (c) Stock Options. Within 30 days following the date of this Agreement the Executive shall be granted incentive stock options (to the extent permissible under applicable tax laws) and non-qualified stock options under L&P's 1989 Flexible Stock Plan (the "Plan") to purchase 105,250 shares of L&P's common stock at a purchase price equal to the market price of such stock on the date of grant. The options shall expire on the earlier of: (i) ten (10) years after the date of grant; or (ii) as provided in the applicable option agreements. The options may, at the discretion of the Executive, be paid with cash or already owned shares of L&P common stock or a combination of both cash and stock. The options shall first become exercisable as follows:

                                AFTER DATE      % OF OPTIONS FIRST
                                 OF GRANT      BECOMING EXERCISABLE
                                ------------   --------------------

                                   1 Year             33.33%
                                   2 Years            33.33%
                                   3 Years            33.34%
                                                        100%

     5.   REIMBURSEMENT OF EXPENSES
          -------------------------

          During the Term of Employment the Company shall continue to pay or reimburse Executive for reasonable expenses incurred in the performance of his duties hereunder in accordance

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with the policy of L&P.

     6.   BENEFITS
          --------

          The Executive shall be entitled to substantially the same employee benefits and perquisites provided by the Company to the Executive prior to the Effective Date, including vacation period and insurance.

     7.   CONFIDENTIAL INFORMATION
          ------------------------

          During the term of this Agreement and for a period of two (2) years thereafter, the Executive shall not, without the written consent of the Board or a person authorized thereby, disclose to any person any confidential information obtained by him in the employ of the Company or L&P with respect to any operations, customers, procedures, investments or other financial matters of the Company or L&P.


     8.   NOTICE
          ------

          Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered personally, or sent by national courier service or by certified or registered mail as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

          If to the Executive:

               Bob L. Gaddy
               c/o Pace Industries, Inc.
               P. O. Box 309
               One McIlroy Plaza, Suite 401
               Fayetteville, AR  72701

          If to the Company:

               Pace Industries, Inc.
               One McIlroy Plaza, Suite 401
               Fayetteville, AR  72701

          If to L&P:

               Leggett & Platt, Incorporated
               No. 1 Leggett Road
               Carthage, Missouri  64836
               Attention: Secretary

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          Any such notices shall be deemed to be given on the date delivered, deposited or mailed in the manner provided above.

     9.   ARBITRATION
          -----------

          The exclusive procedure for resolution of any dispute under this Agreement shall be by arbitration in Little Rock, Arkansas or Joplin, Missouri or such other location as the parties shall agree upon before one arbitrator in accordance with the rules then obtaining of the American Arbitration Association. The award of the arbitrator shall be in writing and state the reason for his decision, shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof. The costs of arbitration consisting of filing fees and arbitrator's fees and expenses, if any, shall be divided equally between the parties. Each party shall otherwise bear its or his own expenses.

     10.  VALIDITY
          --------

          If for any reason any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

     11.  WAIVER OF BREACH
          ----------------

          The waiver by the Company or L&P or by the Executive of a breach of any provision of this Agreement by the other party, shall not operate, or be construed, as a waiver of any other breach of such other party.

     12.  ASSIGNMENT
          ----------

          Neither the Company nor L&P nor the Executive may assign, transfer, pledge, encumber or otherwise dispose of this Agreement or any of their respective rights hereunder, without the written consent of the other, except that the Company or L&P may assign this Agreement if the Company or L&P merges with or otherwise combines its business with another entity and such entity assumes the obligation hereunder; provided in such event the duties of the Executive shall not be changed in any significant regard.

     13.  ENTIRE AGREEMENT
          ----------------

          This Agreement constitutes the entire understanding of the Company, L&P and the Executive with respect to the subject matter hereof and supersedes any and all prior understandings, written or oral including, but not limited to, the former Employment Agreement. This Agreement may not be changed orally but only by an agreement in writing subscribed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

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     14.  APPLICABLE LAW
          --------------

          The parties hereto agree that this Agreement shall be construed and enforced pursuant to the laws of the State of Arkansas.

     15.  OTHER
          -----

          The cost of all compensation and benefits provided to the Executive under this Agreement by L&P (excluding any bonuses payable to Executive under the Pace Incentive Plan) shall constitute costs of the Company when computing any bonuses payable pursuant to the Company's Revised and Restated Employee Incentive Compensation Plan.

          The term of the covenant not to compete given by the Executive to the Company on or about December 9, 1993 in connection with the December 10, 1993 merger of the Company is hereby extended to December 9, 2001.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

                              PACE INDUSTRIES, INC.


                              By:/s/ J. SCOTT BULL
                                 -----------------
                                     J. Scott Bull
                                     President

                              LEGGETT & PLATT, INCORPORATED


                              By:/s/ Robert A. Jefferies, Jr.
                                 -----------------------------
                                     Senior Vice President

                              By:/s/ Bob L. Gaddy
                                 -----------------------------
                                     Executive

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